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                               CASCADE CORPORATION
              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

     The undersigned hereby appoints J.J. Barclay, G.M. Bitz and R.C. Warren, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Cascade Corporation held of record by the undersigned on April 3, 1995, at the Annual Meeting of Shareholders to be held at the Red Lion Hotel, 310 S.W. Lincoln, Portland, Oregon 97201, on May 9, 1995 at 10:00 a.m., and at any adjournment or postponement thereof.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TEN NOMINEES FOR ELECTION AS DIRECTORS, FOR THE PROPOSAL TO ESTABLISH THE CASCADE CORPORATION SENIOR MANAGERS' INCENTIVE STOCK OPTION PLAN AND FOR THE PROPOSAL TO ESTABLISH THE CASCADE CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE TEN NOMINEES FOR ELECTION AS DIRECTORS AND FOR EACH OF THE TWO MANAGEMENT PROPOSALS.


     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                      (Continued and to be signed on other side)
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                                              /X/ PLEASE MARK YOUR VOTES AS THIS

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             COMMON
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Item 1: Election of Directors

FOR all nominees listed to the right (except as marked to the contrary)
/ /

WITHHOLD AUTHORITY to vote for all nominees listed to the right.
/ /

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEES NAME IN THE SPACE PROVIDED BELOW.

_______________________________________________________________________________

J.J Barclay, R.C. Hire, Eric Hoffman, C.C. Knudsen, N.R. Lardy, J.S. Osterman, J.B. Schwartz, Rob Spaans, R.C. Warren, R.C. Warren Jr.
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I PLAN TO ATTEND MEETING                 / /

COMMENTS/ADDRESS CHANGE
(Please mark this box if you have written comments/address change on the reverse
side.                                     / /
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Item 2--Proposal to establish the 1995 Cascade Corporation Senior Managers'
        Incentive Stock Option Plan.        FOR     AGAINST       ABSTAIN
                                            / /       / /           / /
Item 3--Proposal to establish the Cascade Corporation Employee Stock Ownership
Plan.                                       FOR     AGAINST       ABSTAIN
                                            / /       / /           / /

Item 4-- In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

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Please sign exactly as your name appears.  When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

Date____________________________________, 1995

________________________________________
              Signature

________________________________________
              Signature

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